Exhibit 10.1

SECURITIES PURCHASE AND LOCK-UP AGREEMENT

This SECURITIES PURCHASE AND LOCK-UP AGREEMENT (this “Agreement”) is entered into as of October 18, 2010, by and between Hanger Orthopedic Group, Inc., a Delaware corporation (“Seller”), and John B. Beach, an individual residing at 10490 Chadwell Drive, Reno, Nevada 89521 (“Buyer”).  Buyer and Seller are referred to collectively herein as the “Parties.”

R E C I T A L S:

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Seller is executing and delivering an Agreement and Plan of Merger (the “Merger Agreement”) by and among Seller, Speed Acquisition Vehicle, Inc. (“Merger Sub”), Accelerated Care Plus Corp. (“ACP”), ComVest ACPC Holdings, LLC, and John B. Beach, pursuant to which Merger Sub will merge with and into ACP with ACP as the surviving corporation and a wholly owned subsidiary of Seller;

WHEREAS, in connection with, and as a condition to the closing of the transactions contemplated in the Merger Agreement, certain of ACP’s key executives, including Buyer, have agreed to execute and deliver this Agreement to purchase shares of Common Stock, par value $0.01 per share, of Seller (“Common Stock”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, 356,676 shares of Seller’s Common Stock (the “Shares”); and

WHEREAS, Seller and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

1.             Definitions.  The following terms shall have the meanings given to them below when used herein:

“Accredited Investor Questionnaire” has the meaning set forth in Section 3(b)(vi).

“ACP” has the meaning set forth in the Recitals.

“Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

“Agreement” has the meaning set forth in the Preamble.

“Buyer” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 2(c).

“Closing Date” has the meaning set forth in Section 2(c).

“Common Stock” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any supranational, national, state, provincial, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, judicial, administrative, taxing, importing or other governmental or quasi-governmental authority.

“Laws” has the meaning set forth in Section 3(a)(iii).

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Sub” has the meaning set forth in the Recitals.

“Non-Voting Common Stock” has the meaning set forth in Section 3(a)(iv).

“Parties” has the meaning set forth in the Preamble.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity (or any department, agency, or political subdivision thereof) or any other entity.

“Preferred Stock” has the meaning set forth in Section 3(a)(iv).

“Purchase Price” has the meaning set forth in Section 2(b).

“Regulation D” has the meaning set forth in the Recitals.

“Relevant Seller SEC Reports” has the meaning set forth in Section 3(a)(v)(A).

“Rule 144” has the meaning set forth in Section 3(b)(x).

“SEC” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Seller” has the meaning set forth in the Preamble.

“Seller Material Adverse Effect” has the meaning set forth in Section 3(a)(iii).

“Seller SEC Reports” has the meaning set forth in Section 3(a)(v)(A).

“Shares” has the meaning set forth in the Recitals.

2.             Sale and Purchase of the Shares.

(a)           Sale and Purchase of the Shares.  Subject to the terms and conditions and based upon the representations and warranties contained herein, on the Closing Date, Seller agrees to sell the Shares to Buyer and Buyer agrees to purchase the Shares from Seller for the purchase price provided in Section 2(b).

(b)           Purchase Price.  The aggregate purchase price to be paid by Buyer at Closing for the Shares shall be Five Million Three Hundred Seventy-Five Thousand One Hundred Seven and 32/100 Dollars ($5,375,107.32) (the “Purchase Price”), payable by wire transfer or delivery of other immediately available funds by Buyer to Seller.

(c)           The Closing.  Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein (other than those conditions that, by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place remotely through the exchange of documents and signatures on or immediately following the date of the closing of the transactions contemplated by the Merger Agreement, or at such location and on such other date as Buyer and Seller may mutually agree in writing (such date, the “Closing Date”); provided, however, that each of the Parties hereto agrees that the Closing shall take place immediately following the closing of the transactions contemplated by the Merger Agreement.

(d)           Deliveries at the Closing.  At the Closing, (i) Buyer shall deliver to Seller the Purchase Price specified in Section 2(b), (ii) Seller shall deliver to Buyer evidence indicating that the Shares have been registered in Buyer’s name by book entry, and (iii) the Parties shall deliver the certificates, instruments, and other documents referred to in Section 5.

3.             Representations and Warranties of the Parties.

(a)           Representations and Warranties of Seller.  Seller hereby represents and warrants to Buyer as follows as of the date of this Agreement and as of the Closing Date:

(i)            Organization of Seller.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

(ii)           Authorization of Transaction.  Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.  The execution and delivery of this Agreement by Seller does not, and the performance of this Agreement by Seller will not, require Seller to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entities, other than (A) any filings required by applicable state securities laws, (B) the filing of a Form D with the SEC under Regulation D of the Securities Act, and (C) any other filings required by the Securities Act or the Exchange Act, if any.  The Shares are duly authorized and, upon issuance in accordance with this Agreement, will be validly issued, fully paid, nonassessable and free of preemptive rights.

(iii)         Noncontravention.  The execution and delivery of this Agreement by Seller do not, and the performance of this Agreement by Seller will not (A) conflict with or violate the Certificate of Incorporation or Bylaws of Seller, (B) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, injunction, ruling, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement applicable to Seller or by which Seller’s property is bound, or (C) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Seller pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Seller is a party or by which Seller or any of its property is bound or subject, except for breaches, defaults, events, rights of termination, amendment, acceleration or cancellation, payment obligations or liens or encumbrances that would not have a material adverse effect on Seller’s business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects (“Seller Material Adverse Effect”).

(iv)          Capitalization.  As of the date of this Agreement, the authorized capital stock of Seller consists of (A) 70,000,000 shares of common stock, consisting of (1) 60,000,000 shares of Common Stock, of which 35,559,031 shares are issued and outstanding as of the date of this Agreement, and (2) 10,000,000 shares of Non-Voting Common Stock, par value $0.01 per share (the “Non-Voting Common Stock”), none of which are issued and outstanding as of the date of this Agreement, and (B) 10,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), none of which are issued and outstanding as of the date of this Agreement.  141,154 shares of Seller’s Common Stock are held in treasury; 0 shares of Seller’s Non-Voting Common Stock are held in treasury; and 0 shares of Seller’s Preferred Stock are held in treasury.  All of such issued and outstanding shares have been validly issued and are fully paid and nonassessable.  Schedule 3(a)(iv) attached hereto lists all outstanding securities issued by Seller, as of September 30, 2010, that give the holders of such securities the right to acquire any shares of capital stock of Seller (whether by purchase, exchange, conversion or exercise of options or warrants).

(v)           Reports; Financial Statements.

(A)          Seller is current in all forms, reports, statements and other documents required to be filed with the SEC (collectively, the “Seller SEC Reports”), except where the failure to be current would not have a Seller Material Adverse Effect.  The Seller SEC Reports, including all Seller SEC Reports filed prior to the Closing Date (the “Relevant Seller SEC Reports”), were or will be prepared in all material respects in accordance with the requirements of applicable Law (including, the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Seller SEC Reports).  As of their respective dates, the Relevant Seller SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(B)          Each of the financial statements (including, in each case, any related notes thereto) contained in the Relevant Seller SEC Reports (i) have been or will be prepared in accordance with, and complied or will comply as to form with, the published rules and regulations of the SEC and GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and (ii) fairly present or will fairly present, in all material respects, the financial position of Seller as of the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments.

(vi)          Absence of Certain Changes or Events.  Except as and to the extent disclosed in the Seller SEC Reports filed prior to the date of this Agreement or as contemplated in this Agreement, since the end of the calendar period for which Seller filed its most recent Seller SEC Report, there has not been (a) a Seller Material Adverse Effect or (b) any significant change by Seller in its accounting methods, principles or practices.

(vii)        Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any investment banker, broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated.

(viii)       No Other Representations and Warranties.  Except for the representations and warranties of Buyer contained in Section 3(b) of this Agreement, Seller acknowledges that Buyer is not making any representations or warranties, and Buyer hereby disclaims any other representations or warranties with respect to the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure, in writing or orally, to Seller or any of its officers, directors, employees, agents, Affiliates or other representatives of any documentation or other information.

(b)           Representations and Warranties of Buyer.  Buyer hereby represents, warrants and covenants to Seller as follows as of the date of this Agreement and as of the Closing Date:

(i)            Organization of Buyer.  Buyer is a natural person over 21 years of age who is domiciled in the State of Nevada.

(ii)           Authorization of Transaction.  Buyer has full capacity and authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.  Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

(iii)         Noncontravention.  The execution and delivery of this Agreement by Buyer does not, and the performance of this Agreement by Buyer will not (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, Governmental Entity, or court to which Buyer is subject or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which Buyer is a party, by which Buyer is bound or to which any assets of Buyer are subject.

(iv)          Brokers’ Fees.  Buyer has no liability or obligation to pay any fees or commissions to any investment banker, broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

(v)           Investment.  Buyer is acquiring the Shares for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the direct or indirect sale or distribution of any part thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the

Shares.  Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Shares.

(vi)          Accredited Investor Status.  Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  The representations and warranties to be made by Buyer in his or her completed Accredited Investor Questionnaire, in substantially the form attached hereto as Exhibit A (the “Accredited Investor Questionnaire”), regarding his or her status as an “accredited investor” will be true and correct as of the date Buyer completes, executes and delivers such Accredited Investor Questionnaire to Seller and as of the Closing Date.

(vii)        Reliance on Exemptions.  Buyer understands that the Shares are being offered and sold to him or her in reliance on specific exemptions from the registration requirements of United States federal securities laws and that Seller is relying upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein and in the completed Accredited Investor Questionnaire, in substantially the form attached hereto as Exhibit A, to be delivered to Seller in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Shares.

(viii)       Information.  Buyer and his or her advisors, if any, have been furnished with all materials relating to the business, finances and operations of Seller and materials relating to the offer and sale of the Shares which have been requested by Buyer.  Buyer and his or her advisors, if any, have been afforded the opportunity to ask questions of Seller.  Neither such inquiries nor any other due diligence investigations conducted by Buyer or his or her advisors or representatives, nor any other statement in this Section 3(b), shall modify, amend or affect Seller’s representations and warranties contained herein or Buyer’s right to rely thereon.  Buyer understands that his or her investment in the Shares involves a high degree of risk.  Buyer has sought such accounting, legal and tax advice as he or she has considered necessary to make an informed investment decision with respect to his or her acquisition of the Shares.

(ix)          No Governmental Review.  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(x)           Transfer or Resale.  Buyer understands that, subject to Section 4(b):

(A)          the Shares have not been and are not being registered under the Securities Act, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder, (2) Buyer shall have delivered to Seller an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (3) Buyer provides Seller with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”);

(B)          any sale of the Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and, further, if Rule 144 is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and

(C)          neither Seller nor any other Person is under any obligation to register the Shares under the Securities Act or to comply with the terms and conditions of any exemption thereunder.

Subject to the restrictions set forth in Section 4(b), the Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and Buyer shall not be required to provide Seller with any notice thereof or otherwise make any delivery to Seller pursuant to this Agreement, including, without limitation, this Section 3(b)(x), in connection with such a pledge.

Buyer has not, in anticipation of this Agreement and Buyer’s acquisition of and investment in the Shares, and in any case during forty-five (45) days prior to the date hereof, effected any “short” sales with respect to Seller’s Common Stock or entered into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

(xi)          Legends.  Buyer understands that, until such time as provided in Section 4(c), any stock certificates representing the Shares shall bear restrictive legends in substantially the form set forth in Section 4(c) (and a stop-transfer order may be placed against transfer of such stock certificates) in accordance with the terms and conditions of Section 4(c).

(xii)                         No Ownership of Common Stock.  Buyer does not beneficially own any shares of Seller’s Common Stock as of the date of this Agreement.

(xiii)                     Knowledge and Experience.  Buyer has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of Buyer’s investment in the Shares.

(xiv)                      No Need for Liquidity.  Buyer has no need for liquidity with respect to Buyer’s investment in the Shares to satisfy any existing or contemplated need, undertaking or indebtedness.  Buyer is able to bear the economic risk of Buyer’s investment in the Shares for an indefinite period, including the risk of losing all of Buyer’s investment.

(xv)                          No General Solicitation.  The Shares were not offered to Buyer by means of: (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (C) any other form of general solicitation or advertising contemplated by Regulation D.

(xvi)                      No Other Representations and Warranties.  Except for the representations and warranties of Seller contained in Section 3(a) of this Agreement, Buyer acknowledges that Seller is not making any representations or warranties, and Seller hereby disclaims any other representations or warranties with respect to the negotiation, execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure, in writing or orally, to Buyer or any of its officers, directors, employees, agents, Affiliates or other representatives of any documentation or other information.

4.                                      Covenants.

(a)                                 General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

(b)                                 Lock-Up Agreement.

(i)                                    Buyer hereby agrees that during the three (3) year period beginning on the Closing Date, Buyer will not offer, sell, contract to sell, pledge, transfer, or otherwise dispose of, directly or indirectly, any of the Shares, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, without, in each case, the prior written consent of Seller.  The restrictions set forth in this Section 4(b) shall lapse and be of no further effect in accordance with the following schedule:  (A) with respect to fifty percent (50%) of the aggregate number of Shares purchased by Buyer, on or after the first anniversary of the Closing Date, the restrictions set forth in this Section 4(b) shall lapse and be of no further effect; (B) with respect to twenty-five percent (25%) of the aggregate number of Shares purchased by Buyer, on or after the second anniversary of the Closing Date, the restrictions set forth in this Section 4(b) shall lapse and be of no further effect; and (C) with respect to the remaining twenty-five percent (25%) of the aggregate number of Shares purchased by Buyer, on or after the third anniversary of the Closing Date, the restrictions set forth in this Section 4(b) shall lapse and be of no further effect.

(ii)                                The restrictions in Section 4(b)(i) shall not apply to (A) transactions relating to any securities of Seller acquired by Buyer or any of his or her Affiliates (1) prior to the execution of this Agreement or (2) in the open market after the date of this Agreement, or (B) with respect to transfers to immediate family members, Affiliates, partners, or former partners of Buyer in private transactions in which the transferee agrees in writing with Seller to be bound by the provisions of this Agreement as if such transferee were Buyer.

(iii)                            In the event that Buyer’s employment is terminated by Seller without Cause (as such term is defined in Buyer’s employment agreement with Seller) or by Buyer for Good Reason (as such term is defined in Buyer’s employment agreement with Seller) following the Closing, the restrictions in this Section 4(b) shall terminate in their entirety automatically upon the effective date of termination of Buyer’s employment by Seller.

(c)                                  Legends.

(i)                                    Buyer agrees that any certificates representing the Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT.

The legend set forth above shall be removed and Seller shall issue a certificate without such legend to the holder of the applicable Shares upon which it is stamped if (A) such Shares are registered for resale under the

Securities Act, (B) in connection with a sale, assignment or other transfer, such holder provides Seller with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (C) such holder provides Seller with reasonable assurance that the Shares may be sold, assigned or transferred pursuant to Rule 144(b)(1)(i).

(ii)                                Buyer further agrees that any certificates representing the Shares, except as set forth below, shall bear a second restrictive legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A SECURITIES PURCHASE AND LOCK-UP AGREEMENT BETWEEN THE CORPORATION AND THE STOCKHOLDER, DATED AS OF OCTOBER 18, 2010.  THE FOREGOING AGREEMENT SHALL BE BINDING ON ALL HEIRS, ADMINISTRATORS, EXECUTORS AND ASSIGNEES OR SUCCESSORS IN INTEREST TO EITHER THE CORPORATION OR THE STOCKHOLDER IN ACCORDANCE WITH ITS TERMS. THE SECURITIES PURCHASE AND LOCK-UP AGREEMENT MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION DURING NORMAL BUSINESS HOURS.

The legend set forth above shall be removed and Seller shall issue a certificate without such legend to the holder of the applicable Shares upon which it is stamped, (A) when, in accordance with Section 4(b)(i), the restrictions set forth in Section 4(b)(i) have lapsed and are of no further effect, or (B) if the restrictions set forth in Section 4(b)(i) have terminated in accordance with Section 4(b)(iii).

(d)                                 Transfer Taxes.  Any stock transfer, stamp, registration or other similar taxes or fees payable as a direct result of the sale and transfer of the Shares to Buyer hereunder shall be paid by Seller.  The Party required by applicable Law to file tax returns required in connection with such taxes and fees shall file such tax returns.  Each Party hereto shall use commercially reasonable efforts to cooperate in the preparation, execution and filing of all tax returns and other documents required in connection with such taxes and fees.

(e)                                  No Short Sales in Violation of the Securities Act.  Except in compliance with the Securities Act and any applicable interpretations of the SEC promulgated thereunder, Buyer will not effect any “short” sales with respect to the Shares or enter into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Shares, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise.

5.                                      Conditions to Obligation to Close.

(a)                                 Conditions to Obligation of Buyer.  The obligation of Buyer to purchase the Shares at the Closing and to otherwise consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Buyer in writing:

(i)                                    the representations and warranties set forth in Section 3(a) shall be true and correct in all material respects at and as of the Closing Date;

(ii)                                Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)                            there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement; and

(iv)                             the closing of the transactions contemplated by the Merger Agreement shall have occurred.

(b)                                 Conditions to Obligation of Seller.  The obligation of Seller to issue and sell the Shares to Buyer at the Closing and to otherwise consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions, each of which may be waived, in whole or in part, to the extent permitted by applicable Law, by Seller in writing:

(i)                                    the representations and warranties set forth in Section 3(b) shall be true and correct in all material respects at and as of the Closing Date;

(ii)                                Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iii)                            there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

(iv)                             the closing of the transactions contemplated by the Merger Agreement shall have occurred; and

(v)                                 Buyer shall have delivered to Seller a completed Accredited Investor Questionnaire in substantially the form attached hereto as Exhibit A.

6.                                      Survival of Representations, Warranties and Covenants.  All of the representations and warranties of Seller and Buyer contained in Section 3(a) and Section 3(b), respectively, shall survive the Closing and continue in full force and effect until the eighteen (18) month anniversary of the Closing Date (subject to any applicable statutes of limitations), and all of the covenants of Seller and Buyer contained herein shall survive the Closing and continue in full force and effect until the eighteen (18) month anniversary of the Closing Date.

7.                                      Termination.

(a)                                 Termination of Agreement.  Certain of the Parties may terminate this Agreement as provided below:

(i)                                    Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing; and

(ii)                                This Agreement shall terminate automatically in the event that the Merger Agreement is terminated or in the event that the transactions contemplated by the Merger Agreement fail to close.

(b)                                 Effect of Termination.  If any Party terminates this Agreement pursuant to Section 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

8.                                      Miscellaneous.

(a)                                 Press Releases and Public Announcements.  From the date hereof through the Effective Time of the Merger (as defined in the Merger Agreement), the Parties hereto agree not to make public any of the terms of this Agreement, the Merger Agreement, the Merger, all other transactions contemplated hereunder and thereunder, and all Exhibits executed in connection herewith and therewith, unless otherwise required by law, regulation, rule, judicial order or a directive from the SEC or the New York Stock Exchange or unless in connection with an alleged or actual violation of the terms of Section 5 or Section 6 of the Employment Agreements (as defined in the Merger Agreement) and/or the terms of the Non-Competition Agreements (as defined in the Merger Agreement).  Notwithstanding the foregoing, the Parties hereto agree that (i) Seller shall publicly announce its entry into the Merger Agreement through a press release issued after the close of the trading markets on the date of the Merger Agreement and a Form 8-K filed with the SEC; (ii) a draft of the press release and the Form 8-K shall be provided for ACP’s review prior to the issuance and filing thereof; (iii) after the issuance of the press release, ACP shall be permitted to communicate with its customers, employees and suppliers concerning the existence of the Merger Agreement; and (iv) except as otherwise mutually agreed by the Parties, prior to the issuance of the press release, only Seller may make any public announcement of the existence of this Agreement, the Merger Agreement, and/or the transactions contemplated hereby or thereby, including but not limited to the Merger.

(b)                                 Fees, Expenses, and Other Payments.  Each Party shall bear its own costs and expenses incurred in connection with the preparation, negotiation and performance of this Agreement (including the certificates, schedules and Exhibits executed or drafted in connection with this Agreement and any prior memorandum of understanding or letter of intent relating hereto) and the transactions contemplated hereby, including all due diligence expenses and fees and expenses of agents, representatives, counsel and accountants.

(c)                                  Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested), or delivered by overnight delivery service (e.g., FedEx), to the Parties at the following addresses (or at such other address for a Party as shall be specified by like changes of address) or sent by electronic transmission to the fax number specified below:

If to Seller:

Hanger Orthopedic Group, Inc.

10910 Domain Drive, Suite 300

Austin, Texas 78758

Attention:  President

Attention:  Chief Financial Officer

Attention:  General Counsel

Phone No.: (512) 777-3800

Fax No.: (512) 777-3779

with a copy to:

Foley & Lardner LLP

3000 K Street, N.W., Suite 600

Washington, D.C.  20007

Attention:  Jay W. Freedman, Esq.

Phone No.: (202) 672-5300

Fax No.: (202) 672-5399

If to Buyer:

Mr. John B. Beach

10490 Chadwell Drive

Reno, Nevada 89521

Phone No.: (310) 569-9412
Fax No.: 310-265-0798

with a copy to:

Stinson Morrison Hecker LLP

1201 Walnut, Suite 2900

Kansas City, Missouri 64106-2150
Attention:  John A. Granda, Esq.

Phone No.: (816) 691-3188
Fax No.: (816) 412-1159

(d)                                 Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

(e)                                  Headings; Construction.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

(f)                                   Severability.  If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(g)                                 Entire Agreement and Modification.  This Agreement (together with the Exhibits and schedules) constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral, between the Parties hereto with respect to the subject matter hereof.  This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

(h)                                 Assignment.  This Agreement shall not be assigned by operation of law or otherwise.

(i)                                    Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(j)            Waiver; Remedies Cumulative.  No failure or delay on the part of any Party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Party; (ii) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.  All rights and remedies existing under this Agreement are in addition to, and not exclusive of, any rights or remedies otherwise available.

(k)           Further Assurances.  The Parties hereto agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as another Party hereto may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

(l)            Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

(m)          Jurisdiction; Service of Process.  ANY ACTION OR PROCEEDING SEEKING TO ENFORCE ANY PROVISION OF, OR BASED ON ANY RIGHT ARISING OUT OF, THIS AGREEMENT MAY BE BROUGHT AGAINST ANY OF THE PARTIES HERETO IN THE COURTS OF THE STATE OF NEVADA, COUNTY OF WASHOE, OR, IF IT HAS OR CAN ACQUIRE JURISDICTION, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA, AND EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF SUCH COURTS (AND OF THE APPROPRIATE APPELLATE COURTS) IN ANY SUCH ACTION OR PROCEEDING AND WAIVES ANY OBJECTION TO VENUE LAID THEREIN.  PROCESS IN ANY ACTION OR PROCEEDING REFERRED TO IN THE PRECEDING SENTENCE MAY BE SERVED ON ANY PARTY HERETO ANYWHERE IN THE WORLD.

(n)           Counterparts.  This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  The Parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

(o)           Damages.  The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement; therefore, in the event of a breach by either party of any of the provisions of this Agreement, the other party or its successors or assigns may, in addition to other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

[The next page is the signature page.]

IN WITNESS WHEREOF, the Parties hereto have executed or caused this Securities Purchase and Lock-Up Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

SELLER:

HANGER ORTHOPEDIC GROUP, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Vice President and General Counsel

BUYER:

JOHN B. BEACH

/s/ John B. Beach
John B. Beach, Individually

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

HANGER ORTHOPEDIC GROUP, INC.

The undersigned investor (“Buyer”) hereby delivers this questionnaire in connection with his or her investment in Hanger Orthopedic Group, Inc. (“Seller”) and pursuant to the Securities Purchase and Lock-Up Agreement, dated as of October 18, 2010, by and between Seller and Buyer to which this questionnaire is attached.  The name, address and social security number of Buyer are provided below.  Buyer represents and warrants that he or she is correctly and in all respects described by the category or categories set forth below directly under which Buyer has signed his or her name.

I. GENERAL INFORMATION

Name:

Address:

Social Security (Tax I.D.) Number:

II. ACCREDITED INVESTOR STATUS

[SIGN BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBE YOU]

1.             Buyer is a natural person whose net worth, either individually or jointly with Buyer’s spouse, at the time of his/her purchase, exceeds $1,000,000, excluding the value of Buyer’s primary residence.

2.             Buyer is a natural person who had individual income in excess of $200,000, or joint income with Buyer’s spouse in excess of $300,000, in the previous two calendar years and reasonably expects to reach the same income level in the current calendar year.

3.             Buyer is a corporation, partnership, organization described in Section 501(c)(3) of the Internal Revenue Code, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

4.             Buyer is an entity which falls within one of the following categories of accredited investors set forth in Rule 501(a) of Regulation D (“Regulation D”) under the Securities Act of 1933, as amended (the “Securities Act”):

(a)           A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or a fiduciary capacity.

(b)           A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

(c)           An insurance company as defined in Section 2(13) of the Securities Act.

(d)           An investment company registered under the Investment Company Act of 1940 or as a business development company as defined in Section 2(a)(48) of that Act.

(e)           A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

(f)            Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

(g)           Any private business development company as defined in Section 202(22) of the Investment Advisors Act of 1940.

(h)           Any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

(i)            A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purpose is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D.

5.             Buyer is an entity in which all of the equity owners are accredited investors and described in one or more of the categories set forth in paragraphs 1 through 4 above.

6.             Buyer is any director or executive officer or general partner of Seller.

***

SCHEDULE OF SUBSTANTIALLY IDENTICAL SECURITIES PURCHASE AND LOCK UP AGREEMENTS OMITTED PURSUANT TO INSTRUCTION 2 TO ITEM 601 OF REGULATION S-K

Material details in which omitted Securities Purchase and Lock Up Agreements differ from the Securities Purchase and Lock Up Agreement, dated as of October 18, 2010, by and between Hanger Orthopedic Group, Inc. and John B. Beach, included as Exhibit 10.1

Title of the Agreement	Buyer	Seller	Number of Shares Purchased	Purchase Price of Shares
Securities and Lock Up Purchase Agreement, dated as of October 18, 2010, by and between Hanger Orthopedic Group, Inc. and John C. Castel	John C. Castel	Hanger Orthopedic Group	97,776	$1,473,484.32
Securities and Lock Up Purchase Agreement, dated as of October 18, 2010, by and between Hanger Orthopedic Group, Inc. and Antony Ricketts	Antony Ricketts	Hanger Orthopedic Group	19,956	$300,736.92
Securities and Lock Up Purchase Agreement, dated as of October 18, 2010, by and between Hanger Orthopedic Group, Inc. and Debbie Koepsel	Debbie Koepsel	Hanger Orthopedic Group	13,704	$206,519.28